SCHEDULE 14A

                     INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

                Proxy Statement Pursuant to Section 14(a) of the
                         Securities Exchange Act of 1934

Filed by the Registrant                     [X]
Filed by a Party other than the Registrant  [ ]

Check the appropriate box:

[ ] Preliminary Proxy Statement      [ ] Confidential, For Use of the Commission
[ ] Definitive Proxy Statement           Only (as permitted by Rule 14a-6(e)(2))
[ ] Definitive Additional Materials
[X] Soliciting Material Pursuant to Rule 14a-12

                                   ----------

                           Hudson River Bancorp. Inc.
                (Name of Registrant as Specified in its Charter)

                                   ----------

Payment of Filing Fee (Check the appropriate box):

[x] No fee required.
[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

    (1) Title of each class of securities to which transaction applies: (2) Aggregate number of securities to which transaction applies: (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:
    (4) Proposed maximum aggregate value of transaction: (5) Total fee paid:

[ ] Fee paid previously with preliminary materials.
[ ] Check box if any part of the fee is offset as provided by Exchange
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    Filed:

Set forth below is a joint press release issued by First Niagara Group, Inc. and Hudson River Bancorp, Inc. on April 2, 2004, followed by a presentation for an investor conference call held by First Niagara Group, Inc. and Hudson River Bancorp, Inc. on April 2, 2004.


First Niagara Financial Group, Inc. to Acquire Hudson River Bancorp, Inc.
    -------------------------------------------------------------------------
     Combined entity will rank second in market share in the Capital Region
             Transaction Expected to be 13% Accretive to 2005 E.P.S.

LOCKPORT, NY and HUDSON, NY -- The Boards of Directors of First Niagara Financial Group, Inc. (NASDAQ: FNFG) and Hudson River Bancorp, Inc. (NASDAQ:
HRBT) jointly announced today that they have signed a definitive Merger Agreement under which Hudson River Bancorp, Inc. will merge into First Niagara. Headquartered in Hudson, New York, Hudson River Bancorp, Inc. is the holding company for the Hudson River Bank & Trust Company and the Hudson River Commercial Bank.

The transaction will give First Niagara the number two deposit market position in the Capital Region with more than 12% of all deposits. The combined entity will serve customers through a network of over 110 banking centers in 24 counties across upstate New York and have total assets of approximately $7.8 billion.

Under the terms of the Agreement, each share of Hudson River Bancorp stock will be valued at approximately $19.63, based on First Niagara's closing stock price of $13.87 on April 1, 2004. Hudson River stockholders will be entitled to elect to receive merger consideration in shares of First Niagara stock, cash, or a combination of stock and cash. The aggregate merger consideration is comprised of approximately 35.7 million shares of First Niagara common stock and approximately $125.0 million in cash. The actual value of the merger consideration to be paid upon closing will depend on the average stock price for First Niagara just prior to the completion of the merger. The mix of cash and stock received by each Hudson River stockholder will also be determined at that time to ensure that each share of Hudson River stock receives equal consideration. Hudson River stock options will be exchanged for First Niagara stock upon completion of the merger if not previously exercised.

Including the estimated economic value of outstanding Hudson River options, the aggregate purchase price will be approximately $620.0 million. The acquisition is anticipated to be accretive to First Niagara's estimated 2005 earnings per share by approximately 13%, including anticipated cost savings, which are expected to total 28% of Hudson's current non-interest expense.

In announcing the transaction, Paul J. Kolkmeyer, president and CEO of First Niagara Financial Group, Inc. and First Niagara Bank, said, "This transaction significantly strengthens our market position in the Capital Region which has a strong demographic profile relative to other upstate New York markets. Customers will benefit from the expanded range of products and services of our combined entity while enjoying the convenience of our more than 60 locations in the region. This transaction is a tremendous complement to our acquisition of Troy Financial Corporation which was completed in January 2004, and will provide us with an even stronger platform to execute our customer-focused strategy.

"Like First Niagara, Hudson River Bank & Trust Company is a community bank that has had tremendous success built on a solid foundation of customer and community commitment. We look forward to what we can accomplish together."

President and CEO of Hudson River Bancorp, Inc., Carl A. Florio, will continue to provide leadership as First Niagara's Eastern New York Regional President. Commenting on the merger agreement Florio said, "This transaction represents excellent value for Hudson River Bancorp shareholders. I am extremely proud of our fine organization and its 154 year legacy of customer and community service. First Niagara is an outstanding organization that shares our passion for customer service and dedication to improving the quality of life in the communities we serve. We are both community banks with long and proud histories. I also look forward to what our two organizations can jointly accomplish."

Two Hudson River Bancorp, Inc. board members will join First Niagara Financial Group's Board of Directors. The remaining Hudson River Bancorp board members will continue to offer guidance to First Niagara as members of its Eastern New York Advisory Council.

While some operations are remaining in Hudson, cost efficiencies have been identified within this acquisition and some management, support and administrative positions will be eliminated. It is also anticipated that several branch locations within the region will be consolidated after the transaction closes. Employees who are affected by the operational changes will be offered opportunities to post for positions within First Niagara for which they are qualified.

The Hudson River Bank & Trust Company Foundation will not be affected in any way by this transaction.

The acquisition, which has been unanimously approved by the boards of directors of First Niagara and Hudson River, is subject to the approval of First Niagara Financial Group and Hudson River Bancorp's stockholders and the approval of bank regulatory authorities, as well as other customary conditions. The Merger Agreement provides for breakup fees if the Agreement is terminated under certain circumstances.

First Niagara was advised by the investment banking firm of Ryan Beck & Co. and the law firm of Luse, Gorman, Pomerenk & Schick. Hudson River Bancorp was advised by the investment banking firm of Sandler, O'Neill & Partners, L.P. and the law firm of Silver, Freedman and Taff.

About First Niagara- First Niagara Financial Group, Inc., through its wholly owned subsidiary First Niagara Bank, has assets of $4.9 billion and deposits of $3.3 billion. First Niagara Bank is a full-service, community-oriented bank that provides financial services to individuals, families and businesses through 68 banking centers, a loan production office, several financial services subsidiaries and 92 ATMs throughout New York State. First Niagara's range of products includes personal and business checking, savings, business loan and mortgage products, cash management services, investment alternatives, lease financing and trust services. The Company offers an expanded product line, which includes commercial and personal insurance and investment advisory services.

About Hudson River Bancorp- Hudson River Bancorp, Inc. is the holding company for the Hudson River Bank & Trust Company and the Hudson River Commercial Bank. Founded in 1850, the bank has 50 offices, 64 ATMs and is a full-service financial services organization offering a wide variety of business and consumer banking products and services. As of December 31, 2003, Hudson River Bancorp had assets of $2.6 billion, deposits of $1.8 billion and equity of $273.4 million.

Conference Call - First Niagara will be hosting a conference call concerning the acquisition announcement. It will be held at 10 a.m. Eastern Standard Time on Friday, April 2, 2004. Interested parties should call (877) 709-8150. Participants can call as early as 9:45 a.m. and a replay will be available for seven days following the call at (877) 660-6853. The replay account number is 6340. The replay conference number is 100337. A copy of the presentation will be available on First Niagara's website at www.fnfg.com.

Forward-Looking Statements - This news release contains certain forward-looking statements about the proposed merger of First Niagara Financial Group, Inc. and Hudson River Bancorp, Inc. These include statements regarding the anticipated consummation date of the transaction, anticipated cost savings and anticipated future results. Forward-looking statements can be identified by the fact that they do not relate strictly to historical or current facts. They often include words like "believe," "expect," "anticipate," "estimate" and "intend" or future or conditional verbs such as "will," "would," "should," "could" or "may." Certain factors that could cause actual results to differ materially from expected results include delays in completing the merger, difficulties in achieving cost savings or in achieving such savings within the expected time frame, difficulties in integrating First Niagara Financial Group, Inc. and Hudson River Bancorp, Inc., increased competitive pressures, changes in the interest rate environment, changes in general economic conditions, legislative and regulatory changes that adversely affect the businesses in which First Niagara Financial Group, Inc. and Hudson River Bancorp, Inc. are engaged and changes in the securities markets.

This press release does not constitute an offer of securities. The proposed transaction will be submitted to First Niagara Financial Group and Hudson River Bancorp's stockholders for their consideration. Each company will file a proxy statement and other relevant documents concerning the proposed transaction with the SEC. Stockholders of both companies are urged to read the proxy statements when they become available and any other relevant documents filed with the SEC, as well as any amendments or supplements to those documents, because they will contain important information. You will be able to obtain free copies of the proxy statements as well as other filings containing information about First Niagara Financial Group and Hudson River Bancorp, at the SEC's Internet site (www.sec.gov). Copies of the proxy statements and the SEC filings that will be incorporated by reference in the proxy statements can be obtained, without charge, by directing a request to First Niagara Financial Group, Investor Relations, Christopher J. Thome, P.O. Box 514, Lockport, NY 14095-0514. (716) 625-7645 or to Hudson River Bancorp, Investor Relations, Carl Florio, One Hudson City Centre, Hudson, New York, 12534, (518) 828-4600 ext. 4302.

The directors, executive officers and certain other members of management of First Niagara Financial Group and Hudson River Bancorp may be participants in soliciting proxies in favor of the merger from the stockholders of their respective companies. Information about the directors and executive officers of First Niagara Financial Group and their ownership of First Niagara Financial Group common stock is set forth in the proxy statement, dated April 2, 2004, for First Niagara Financial Group's 2004 annual meeting of stockholders as filed with the SEC on a Schedule 14A. Information about the directors and executive officers of Hudson River Bancorp and their ownership of Hudson River Bancorp's common stock is set forth in the proxy statement, dated July 17, 2003, for Hudson River Bancorp's 2003 annual meeting of stockholders as filed with the SEC on a Schedule 14A. Additional information regarding the interests of these participants may be obtained by reading the proxy statement regarding the proposed transaction when it becomes available.

First Niagara Officer Contacts

Paul J. Kolkmeyer...........................     President and CEO
John Koelmel................................     Executive Vice President  and CFO
Christopher J. Thome........................     Reporting and Investor Relations Manager
                                                 (716) 625-7645
                                                 chris.thome@fnfg.com

Leslie G. Garrity...........................     Public Relations and Corporate Communications Manager
                                                 (716) 625-7528
                                                 leslie.garrity@fnfg.com

Hudson River Bancorp Officer Contacts

Carl A. Florio..............................     President and CEO
Timothy E. Blow.............................     Chief Financial Officer
                                                 (518) 828-4600 ext.4351
                                                 tblow@hudsonriverbank.com

Corporate Information

First Niagara Financial Group, Inc.              Hudson River Bancorp, Inc
6950 South Transit Road                          One Hudson City Centre
P.O. Box 514                                     Hudson, New York
Lockport, New York 14095-0514                    Telephone (800) 724-2476
Telephone (800) 201-6621                         www.hudsonriverbank.com
www.fnfg.com

[LOGO]
FirstNiagara
       Financial Group, Inc.

                                 Acquisition of
                           Hudson River Bancorp, Inc.

                              An Expanded Presence
                              in the Capital Region

                                                                   April 2, 2004

Forward-Looking Statements
--------------------------------------------------------------------------------

During the course of this presentation, we may make projections or other forward-looking statements regarding future events or the future financial performance of the Company. We wish to caution you that such statements are just predictions, and that actual events or results may differ materially. We refer you to the documents the Company files from time to time with the Securities and Exchange Commission, specifically the Company's last filed Form 10-K and Form 10-Q. These documents contain and identify important factors that could cause the actual results to differ materially from those contained in our projections or forward-looking statements.

The proposed transaction will be submitted to the stockholders of First Niagara Financial Group, Inc. and Hudson River Bancorp, Inc. for their consideration. First Niagara and Hudson River will each file a proxy statement and other relevant documents concerning the proposed transaction with the SEC. Stockholders are urged to read the proxy statement when it becomes available and any other relevant documents filed with the SEC, as well as any amendments or supplements to those documents, because they will contain important information. The proxy statement, as well as other filings containing information about First Niagara Financial Group, Inc. and Hudson River Bancorp, Inc., can be obtained without charge from the SEC's Internet site (www.sec.gov). Copies of the proxy statement and the SEC filings that will be incorporated by reference in the proxy statement can be obtained, without charge, by directing a request to First Niagara Financial Group, Inc., Investor Relations, Christopher J. Thome, P.O. Box 514, Lockport, NY 14095-0514. (716) 625-7645 or to Hudson River Bancorp, Inc., Investor Relations, Carl A. Florio, (518) 828-4600, One Hudson City Centre, Hudson, NY 12534.


[LOGO]

Forward-Looking Statements
--------------------------------------------------------------------------------

First Niagara Financial Group, Inc. and its directors and executive officers may be deemed to be participants in the solicitation of proxies from the stockholders of First Niagara Financial Group, Inc., in connection with the merger. Information about the directors and executive officers of First Niagara Financial Group, Inc., and their ownership of First Niagara Financial Group, Inc., common stock is set forth in the proxy statement, dated April 2, 2004, for First Niagara Financial Group's 2004 annual meeting of stockholders, as filed with the SEC on a Schedule 14A. Additional information regarding the interests of these participants may be obtained by reading the proxy statement regarding the proposed transaction when it becomes available.

Hudson River Bancorp, Inc. and its directors and executive officers may be deemed to be participants in the solicitation of proxies from the stockholders of Hudson River Bancorp, Inc., in connection with the merger. Information about the directors and executive officers of Hudson River Bancorp, Inc., and their ownership of Hudson River Bancorp, Inc., common stock is set forth in the proxy statement, dated July 17, 2003, for Hudson River Bancorp's 2003 annual meeting of stockholders, as filed with the SEC on a Schedule 14A. Additional information regarding the interests of these participants may be obtained by reading the proxy statement regarding the proposed transaction when it becomes available.

[LOGO]

Agenda
--------------------------------------------------------------------------------

>>    Strategic Rationale & Overview

>>    Key Transaction Considerations

>>    Transaction Summary

>>    Pro Forma Measures

>>    Summary Comments

>>    Discussion


[LOGO]

Strategic Rationale
--------------------------------------------------------------------------------

>>    Creates a premier franchise in the Capital Region

      o     Significantly expands the franchise in higher growth markets

      o     #2 in market share with 12% of all deposits

      o     Improves core deposit base

>>    Expedites market growth/penetration

      o     Leverages existing market presence obtained from Troy acquisition

      o     Expands our platform for customer focused service

[LOGO]

Strategic Rationale
--------------------------------------------------------------------------------

>>    Enhances financial performance

      o     Expands opportunities for revenue growth

      o Provides incremental cost savings and branch consolidation opportunities

      o     Results in immediate earnings accretion

[LOGO]

Hudson River Bancorp Profile
--------------------------------------------------------------------------------

>>    Location:                     Greater Capital Region in and
                                    around Albany, N.Y.

>>    Market Area:                  Counties of Albany, Columbia,
                                    Dutchess, Fulton, Greene, Montgomery,
                                    Rensselaer, Saratoga, Schenectady,
                                    Schoharie

>>    Banking Centers:              50, serving ten counties

>>    ATMs:                         64

>>    Employees:                    700

[LOGO]

Hudson River Bancorp Profile
--------------------------------------------------------------------------------

(at or for the twelve months ended December 31, 2003)

>>    Assets                                                        $2.6 billion

>>    Loans                                                         $1.6 billion

>>    Deposits                                                      $1.8 billion

>>    Diluted EPS                                                          $1.07

>>    Net Interest Margin                                                  3.75%

>>    Efficiency Ratio                                                     50.5%

>>    Non-performing Assets/                                               0.79%
           Total Assets

[LOGO]

Hudson River Bancorp Profile
--------------------------------------------------------------------------------

(as of and for the twelve months ended December 31, 2003)

>>    ROE                                                                 11.66%

>>    ROTE                                                                16.03%

>>    ROA                                                                 1.22%

>>    Tangible Equity/Tangible Assets                                     8.09%

>>    Total Equity/Total Assets                                           10.6%

[LOGO]

First Niagara
Current Locations
--------------------------------------------------------------------------------

                                  [MAP OMITTED]

[LOGO]

Combined Branch Locations
--------------------------------------------------------------------------------

                                  [MAP OMITTED]

[LOGO]

Capital Region Locations
--------------------------------------------------------------------------------

                                  [MAP OMITTED]

[LOGO]

Key Transaction Considerations
--------------------------------------------------------------------------------

Premier Capital Region Franchise

>>    Pro forma market share of 12% - #2 in 10 county region

>>    Increased customer convenience

      o     63 banking centers

      o     77 ATMs

      o     State of the art call center

      o     On-line banking and bill payment

[LOGO]

Key Transaction Considerations
--------------------------------------------------------------------------------

Pro Forma Market Presence

                      Market         Market       # Banking        Total Deposit
    County           Position        Share         Centers            Market
--------------------------------------------------------------     -------------

Albany                  #5             7%             16            $9.4 billion

Saratoga                #7             8%              6            $2.4 billion

Schenectady             #3            11%              6            $2.2 billion

Rensselaer              #1            34%             10            $1.8 billion

Columbia                #1            57%              7            $923 million

Montgomery              #1            45%              6            $692 million

[LOGO]

Key Considerations - Deposit Mix
--------------------------------------------------------------------------------

HRBT (at 12/31/03)

                                   [PIE CHART]

  [The following table was depicted as a Pie Chart in the printed materials.]

                      Core Deposits                66%

                      Time Deposits                34%

FNFG (at 1/31/04)

                                   [PIE CHART]

  [The following table was depicted as a Pie Chart in the printed materials.]

                      Core Deposits                63%

                      Time Deposits                37%

Pro Forma deposits of $5.1 billion

[LOGO]

Key Considerations - Lending Mix
--------------------------------------------------------------------------------

HRBT (at 12/31/03)

                                   [PIE CHART]

  [The following table was depicted as a Pie Chart in the printed materials.]

          Commercial Real Estate & Business                     35%

          Consumer                                               8%

          Residential Mortgage                                  57%

FNFG (at 2/29/04)

                                   [PIE CHART]

  [The following table was depicted as a Pie Chart in the printed materials.]

          Commercial Real Estate & Business                     48%

          Consumer                                              14%

          Residential Mortgage                                  38%

Pro Forma loans of $4.7 billion

[LOGO]

Transaction Summary - Pricing
--------------------------------------------------------------------------------

>>    Consideration                                           80% Stock/20% Cash

>>    Cash Consideration                                      $124.8 million *

>>    Stock Consideration (shares)                            35.7 million *

>>    Expected Closing                                        January 2005

>>    Due Diligence                                           Completed

>>    Termination Fee                                         $24 million

      * To be finalized at closing.

[LOGO]

Transaction Summary - Pricing
--------------------------------------------------------------------------------

>>    Aggregate Transaction Value                                   $620 million

>>    Implied Purchase Price (4/1/04)                               $19.63/share

>>    Price to LTM EPS                                              18.4x

>>    Price to 2005 Estimated EPS                                   15.7x

>>    Price to 2005 Estimated EPS with A/T Synergies                13.1x

>>    Price to Stated Book Value                                    201%

>>    Price to Tangible Book Value                                  270%

[LOGO]

Transaction Summary - Economics
--------------------------------------------------------------------------------

>>    Accretive to 2005 EPS by approximately 13%

>>    Internal Rate of Return of 12%

>> Ongoing cost savings of approximately 28% of Hudson River non-interest expenses

>>    Merger related charges of $26 million after tax

[LOGO]

Transaction Summary - Structure
--------------------------------------------------------------------------------

>>    Operating Structure:                            HRBT absorbed
                                                      into FNFG

>>    Management and Staff:                           CEO to continue as
                                                      Regional Executive

>>    Board Representation:                           Two seats

>>    Required Approvals:                             Normal regulatory;
                                                      HRBT stockholders
                                                      FNFG stockholders

[LOGO]

Pro Forma Summary
--------------------------------------------------------------------------------

(in millions)                          FNFG            HRBT          Pro Forma
                                     (1/31/04)      (12/31/03)      (at closing)
                                     ---------      ----------      ------------

Assets                                $4,930          $2,579          $7,813

Stockholders' Equity                  $  932          $  273          $1,450

Equity/Assets                          18.90%          10.59%          18.56%

Tang. Equity/Tang. Assets              12.82%           8.09%           9.56%

Leverage Ratio                         12.10%           7.43%           9.51%

[LOGO]

                        Anticipated Performance Measures
                                (Pro Forma 2005)
--------------------------------------------------------------------------------

>>    Earnings Accretion                                                   13.5%

>>    Return on Equity                                                      6.3%

>>    Return on Tangible Equity                                            13.1%

>>    Efficiency Ratio                                                     54.2%

>>    Book Value                                                          $12.11

>>    Tangible Book Value                                                  $5.62

>>    Market Capitalization (at April 1, 2004)                     $1.66 billion

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
                                                                              23


Summary Comments
--------------------------------------------------------------------------------

>> Strengthens Eastern New York franchise and Upstate New York market position

>> Provides significant increase in share of market with strong relative demographics

>>    Expands senior management team

>>    Furthers our strategic vision

>>    Continues the effective deployment of capital from "second-step" offering

[LOGO]

                                     [LOGO]
                                  FirstNiagara
                                           Financial Group, Inc.

                                   Discussion

                                                                   April 2, 2004